Exhibit 10.1

TERMINATION OF AGREEMENT AND PLAN OF MERGER

THIS TERMINATION OF AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of this 31st day of July, 2018, by and between Globalstar, Inc., a Delaware corporation (“Parent”), and Thermo Development, Inc., in its capacity as the representative of the Stockholders (the “Stockholders’ Representative”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS:

WHEREAS, Parent, GBS Acquisitions, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), Thermo Acquisitions, Inc., a Delaware corporation (“Thermo”), the stockholders of Thermo party thereto (collectively, the “Stockholders”) and the Stockholders’ Representative are parties to that certain Agreement and Plan of Merger, dated as of April 24, 2018 (the “Merger Agreement”), pursuant to which Merger Sub would merge with and into Thermo, with Thermo continuing as the surviving entity as a wholly-owned Subsidiary of Parent;

WHEREAS, the board of directors of Parent (the “Parent Board”), acting upon the unanimous recommendation of a special committee of independent and disinterested directors previously appointed, has determined that it is advisable and in the best interests of Parent and its stockholders to terminate the Merger Agreement prior to the Closing and abandon the Merger;

WHEREAS, following the determination of the Parent Board, the Stockholders’ Representative has agreed to terminate the Merger Agreement prior to the Closing and abandon the Merger; and

WHEREAS, Section 9.01(a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to Closing by the mutual written agreement of the Stockholders’ Representative and Parent.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of Merger Agreement. Each of Parent and the Stockholders’ Representative hereby agrees that the Merger Agreement shall be terminated in its entirety as of the date hereof and shall be of no further force and effect. From and after the date hereof, none of Parent, Merger Sub, Thermo, the Stockholders and the Stockholders’ Representative shall have any further rights, duties, obligations or liabilities under the Merger Agreement (including, without limitation, any obligations or liabilities under Section 9.04 of the Merger Agreement).

2. Successors and Assigns. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, the parties hereto and their respective successors, legal representatives, administrators and assigns.

3. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

4.     Entire Agreement; Amendment. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and the parties hereto may not amend, modify or supplement this Agreement except pursuant to a written instrument making specific reference to this Agreement that identifies itself as an amendment, modification or supplement to this Agreement and that is signed by each of the parties hereto.

5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument, with signatures of the parties transmitted by electronic transmission deemed to be their original signatures for all purposes.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above.

Parent:
Globalstar, Inc.
By: /s/ Rebecca Clary
Name: Rebecca Clary
Title: VP and Chief Financial Officer

[Signature Page to Termination of Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above.

Stockholders’ Representative:
Thermo Development, Inc.
By: /s/ James Monroe III
Name: James Monroe III
Title: President

[Signature Page to Termination of Agreement and Plan of Merger]